AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 1st day of October, 2023, by and between Live Ventures Incorporated, a Nevada corporation (the “Company”), and David Verret, the Company’s Chief Financial Officer (“Executive”).
WHEREAS, the Company and Executive have entered into an employment agreement as of September 27, 2021 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement in the manner reflected herein.

In consideration of the mutual promises, covenants and agreements herein contained, intending to be legally bound, the parties agree as follows:

1.Section 2 of the Employment Agreement is hereby amended so that the Term is deemed to continue until January 31, 2028, or upon the date of termination of employment pursuant thereto; provided, however, that the Term may be extended as mutually agreed to by the parties.

2.Section 3 of the Employment Agreement is hereby amended so that the annual base salary is a minimum of $325,000.00 and the annual performance bonus opportunity is a minimum of 45% of the annual base salary.
3.All capitalized terms in this Amendment that are undefined shall have the same meaning as ascribed to them in the Employment Agreement.

4.Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect.

5.This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LIVE VENTURES INCORPORATED

By:             Name: Jon Isaac

Title: President and Chief Executive Officer EXECUTIVE

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